 Exhibit 99.1

Oplink Reports First Quarter of Fiscal Year 2015 Financial Results
Sequential Quarterly Revenue Growth of 12%; $0.05 Quarterly Dividend Declared

Fremont, Calif., -- October 30, 2014 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of optical communication components, intelligent modules and subsystems, today reported its financial results for its quarter ended September 28, 2014, the first quarter of its 2015 fiscal year.

Revenue for the quarter was $57.1 million, an increase of 12% from prior quarter revenue of $51.1 million, and a 4% increase from first quarter fiscal 2014 revenue of $54.8 million.

GAAP income from continuing operations was $4.2 million, or $0.24 per diluted share, compared to income from continuing operations of $3.2 million, or $0.18 per diluted share, in the prior quarter and income from continuing operations of $4.2 million, or $0.22 per diluted share, in the first quarter of fiscal 2014.  GAAP income from continuing operations excludes the results of the Oplink Connected division, which has been classified as discontinued operations.  Certain prior period amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.  All income from continuing operations amounts provided in this press release are net of income taxes.

Non-GAAP income from continuing operations for the first quarter was $6.0 million, or $0.34 per diluted share, compared to non-GAAP income from continuing operations of $4.2 million, or $0.23 per diluted share, in the prior quarter, and non-GAAP income from continuing operations of $6.0 million, or $0.31 per diluted share, in the first quarter of fiscal 2014.  A reconciliation of the non-GAAP financial measures to their GAAP equivalents is included in the financial tables accompanying this press release.

GAAP net income for the first quarter, which includes the results of Oplink Connected, was $0.6 million, or $0.04 per diluted share, compared to a net loss of $4.2 million, or ($0.23) per diluted share, in the prior quarter and net income of $2.2 million, or $0.11 per diluted share, reported for the first quarter of fiscal 2014.

Oplink repurchased $12.1 million of its stock during the first quarter and closed the quarter with cash and marketable securities of $130 million.

Oplink also announced that, as in the prior quarter, it will pay a quarterly dividend of $0.05 per share of common stock.  The dividend will be paid to stockholders of record as of November 10, 2014 and will be paid on November 17, 2014.

"We are pleased to announce our highest ever quarterly revenue, driven primarily by demand in the North American datacom markets and the continued wireless network build-out in China," said Joe Liu, Chairman and CEO of Oplink.  "These results highlight the fundamental strength of our core optical business, and we are intently focused on capitalizing on the growth opportunities ahead."

Business Outlook for the Quarter Ending December 28, 2014

For the quarter ending December 28, 2014, the Company expects to report revenue of $58 to $62 million and GAAP net income from continuing operations of $0.32 to $0.38 per diluted share.  The Company expects to report non-GAAP net income from continuing operations of $0.38 to $0.44, which will exclude stock compensation, amortization of intangible assets, expenses relating to the divestment of the Oplink Connected business and other non-cash or non-recurring charges.  Expenses for the Oplink Connected business, including expenses relating to the divestment of the business, are expected to be approximately $2.7 million.

Conference Call Information

Oplink will host a conference call and live webcast to discuss its financial results and the other matters referred to above at 2:00 p.m. Pacific Time on October 30, 2014.  The conference call can be accessed by dialing 1-888-481-2844, or 1-719-457-2664 (outside the U.S. and Canada).  A live webcast will be available on the Investors section of Oplink's corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on October 30, 2014 until 5:00 p.m. Pacific Time on November 5, 2014, by dialing 1-888-203-1112 or 1-719-457-0820 (outside the U.S. and Canada) and entering pass code 8309017#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future. Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits or charges, impairment charges, expenses related to acquisitions, divestments or restructurings, amortization of intangible assets,  and non-cash compensation related to stock and options, are not included in Oplink's view of "core operating performance."

Cautionary Statement

This press release contains forward-looking statements, including without limitation the statements relating to (a) the possible sale of the Oplink Connected business and (b) expected financial results for the quarter ending December 28, 2014.  These forward-looking statements involve risks and uncertainties that could cause Oplink's results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: (1) the risk that the process being undertaken to seek the sale of the Oplink Connected business fails to identify any parties willing to acquire or invest in that business; (2) possible reductions in customer orders or delays in shipments of products to customers; (3) Oplink's reliance on third parties to supply critical components and materials for its products; (4) intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; (5) increasing reliance on sales to datacom customers, which can fluctuate more than sales to our traditional telecom customers; (6) changes in our effective tax rate, which could reduce our net income; and (7) other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information

The Company plans to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies by the Company.  Promptly after filing any definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a WHITE proxy card to each stockholder of the Company entitled to execute, withhold or revoke proxies relating to the proxy solicitation.  STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, and at the Company's website at www.oplink.com.

Certain Information Regarding Participants

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the proxy solicitation by the Company. Stockholders may obtain information regarding the names, affiliations and interests of the Company's directors and executive officers in the Company's Annual Report on Form 10-K for the year ended June 29, 2014 and Form 10-K/A amendment to Annual Report, filed with the SEC on September 12, 2014, and October 29, 2014, respectively.  Additional information regarding the interests of these participants in any solicitation of proxies and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents can be obtained free of charge through the website maintained by the SEC at www.sec.gov, and at the Company's website at www.oplink.com.

About Oplink

Oplink is a leading provider of optical communication components, intelligent modules and subsystems. We offer advanced solutions in DWDM and CWDM bandwidth creation, optical amplification, switching & routing, wavelength conditioning, monitoring & protection, connectivity and system-level integration, as well as a broad portfolio of optical transceivers for metro WDM, aggregation and access applications. We supply to global leading and emerging telecommunications, data communications and cable TV equipment makers. We are headquartered in Fremont, California and own multiple research and manufacturing facilities in Asia. To learn more about Oplink, visit our web site at www.oplink.com.

Contacts

Steven Goldberg / Megan Bouchier / Reze Wong
Sard Verbinnen & Co
415-618-8750

Dan Burch / Larry Dennedy
MacKenzie Partners, Inc
(212) 929-5500

(TABLES TO FOLLOW)
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OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	September 28,	June 29,
	2014	2014
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$48,558	$41,819
Short-term investments	74,270	87,656
Accounts receivable, net	46,669	43,619
Inventories	37,039	38,771
Deferred tax assets	815	815
Prepaid expenses and other current assets	9,518	5,345
Total current assets	216,869	218,025

Property, plant and equipment, net	50,841	52,113
Long-term investments	7,149	10,442
Goodwill and acquired intangible assets, net	746	919
Deferred tax assets, non-current	7,759	7,792
Other assets	13,082	13,402
Total assets	$296,446	$302,693

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,177	$15,816
Accrued liabilities and other current liabilities	18,053	15,089
Total current liabilities	34,230	30,905

Non-current liabilities	11,783	11,539
Total liabilities	46,013	42,444

Stockholders' equity:	250,433	260,249
Total liabilities and stockholders' equity	$296,446	$302,693

(1) The June 29, 2014 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited in thousands, except per share data)	Three Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013

Revenues	$57,138	$51,117	$54,773
Cost of revenues	38,935	35,819	36,807
Gross profit	18,203	15,298	17,966

Operating expenses:
Research and development	6,189	6,059	5,699
Selling and marketing	3,149	3,205	2,970
General and administrative	2,814	1,941	1,970
Stock-based compensation expense	1,381	1,072	1,861
Amortization of acquired intangible assets	10	10	40
Net loss on sale and disposal of assets	--	13	77
Total operating expenses	13,543	12,300	12,617

Income from operations	4,660	2,998	5,349
Interest income and other, net	173	898	32
Income from continuing operations before provision for income taxes	4,833	3,896	5,381
Provision for income taxes	642	663	1,170
Income from continuing operations, net of tax	4,191	3,233	4,211
Loss from discontinued operations, net of tax	(3,579)	(7,431)	(1,989)
Net income (loss)	$612	$(4,198)	$2,222

Basic net income (loss) per share from:
Continuing operations	$0.24	$0.18	$0.22
Discontinued operations	(0.20)	(0.41)	(0.10)
Net income (loss)	$0.04	(0.23)	0.12

Diluted net income (loss) per share from:
Continuing operations	$0.24	$0.18	$0.22
Discontinued operations	(0.20)	(0.41)	(0.11)
Net income (loss)	$0.04	$(0.23)	0.11

Shares used in per share calculation:
Basic	17,167	18,157	19,239
Diluted	17,447	18,363	19,543

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Unaudited in thousands, except per share data)	Three Months Ended
Reconciliation of GAAP income from continuing operations, net of tax, to non-GAAP income from continuing operations, net of tax	September 28, 2014	June 29, 2014	September 29, 2013
GAAP Income from continuing operations, net of tax	$4,191	$3,233	$4,211
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock-based compensation expense	89	88	108
Amortization of acquired intangible assets	36	36	35
Total related to cost of revenues	125	124	143

Related to operating expenses:
Legal, advisory and other charges related to certain corporate governance matters	799	--	--
Stock-based compensation expense	1,381	1,072	1,861
Amortization of acquired intangible assets	10	10	40
Total related to operating expenses	2,190	1,082	1,901

Gain on sale of equity investments	--	(578)	--
Tax effects on non-GAAP adjustments	(500)	385	(275)

Non-GAAP income from continuing operations, net of tax	$6,006	$4,246	$5,980

Non-GAAP income per share – continuing operations, net of tax
Basic	$0.35	$0.23	$0.31
Diluted	0.34	0.23	0.31

Shares used in computing non-GAAP income per share – continuing operations, net of tax
Basic	17,167	18,157	19,239
Diluted	17,447	18,363	19,543

Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$18,203	$15,298	$17,966
Stock-based compensation expense included in cost of revenues	89	88	108
Amortization of acquired intangible assets included in cost of revenues	36	36	35
Non-GAAP gross profit	$18,328	$15,422	$18,109

GAAP gross margin	31.9%	29.9%	32.8%
Non-GAAP gross margin	32.1%	30.2%	33.1%

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)	Three Months Ended
	September 28, 2014	September 29, 2013
Cash flows from operating activities:
Net income	$612	$2,222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,428	2,001
Amortization of acquired intangible assets	46	75
Stock-based compensation expense	1,576	2,077
Deferred income taxes	36	(74)
Net loss on sale and disposal of assets	--	77
Other	223	189
Changes in assets and liabilities	(597)	(2,128)
Net cash provided by operating activities	4,324	4,439

Cash flows from investing activities:
Net maturities (purchases) of investments	16,482	(8,336)
Net purchases of property and equipment	(1,383)	(5,451)
Net purchases of cost or equity investments	(74)	--
Net cash provided by (used in) investing activities	15,025	(13,787)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,263	620
Repurchases of common stock	(12,569)	--
Dividend payments to stockholders	(858)	--
Other	(445)	(1,147)
Net cash used in financing activities	(12,609)	(527)

Effect of exchange rates on cash and cash equivalents	(1)	38
Net decrease in cash and cash equivalents	6,739	(9,837)
Cash and cash equivalents at beginning of period	41,819	65,014
Cash and cash equivalents at end of period	$48,558	$55,177